Sales Report:Supplement No. 25 dated Sep 01, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 472161
This series of Notes was issued and sold upon the funding of the borrower loan #44240, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%	Auction start date:	Aug-19-2010
				Auction end date:	Aug-26-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$339.27

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-2000	Debt/Income ratio:	36%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	14 / 12	Length of status:	12y 0m
Amount delinquent:	$864	Total credit lines:	27	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,038	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	worlds-best-currency4	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Debt Consolidation
Purpose of loan:
To pay off credit cards.
My financial situation:
I am a good candidate for this loan because I have a stable source of income and will be completely paying off several credit balances with this loan, therefore improving my credit score and being able?to pay off this loan quicker.

Monthly net income: $ 6500

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 125
??Car expenses: $ 595?
??Utilities: $ 0
??Phone, cable, internet: $?99
??Food, entertainment: $?200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 600
??Child Support?expenses: $ 2000
Information in the Description is not verified.
Friends And Family Winning Bids
julian_rojas72 has bid a total of $1,555.74 in winning bids.
"I verify his military employment!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Military-2-Military	$1,000.00	$1,000.00	8/23/2010 2:05:10 PM
aurorafinancial	$50.00	$50.00	8/24/2010 4:21:52 PM
julian_rojas72	$842.95	$842.95	8/24/2010 4:15:43 PM
julian_rojas72	$712.79	$712.79	8/25/2010 12:16:27 AM
Military-2-Military	$1,000.00	$1,000.00	8/25/2010 8:49:36 AM
reflective-rupee	$25.00	$25.00	8/25/2010 8:38:19 PM
zone6	$500.00	$500.00	8/25/2010 5:40:26 PM
Kash2010lu	$50.00	$50.00	8/25/2010 7:39:20 PM
reflective-rupee	$25.00	$25.00	8/25/2010 8:37:22 PM
riveting-credit5	$2,000.00	$2,000.00	8/25/2010 8:47:45 PM
NekHoldings	$25.00	$25.00	8/26/2010 5:07:29 AM
martymaniaman	$30.14	$30.14	8/26/2010 6:02:44 AM
vigorous-moola	$36.00	$36.00	8/26/2010 7:41:24 AM
aquistoyraul	$25.00	$25.00	8/26/2010 12:25:45 PM
EretzCapital	$50.00	$50.00	8/26/2010 9:56:48 AM
reflective-rupee	$50.00	$50.00	8/26/2010 10:27:00 AM
wlm3012	$25.00	$25.00	8/26/2010 1:02:28 PM
56bones	$25.00	$25.00	8/26/2010 1:48:02 PM
tjone69	$50.00	$50.00	8/24/2010 4:47:37 AM
alexgalt	$100.00	$100.00	8/24/2010 4:22:02 PM
Kash2010lu	$50.00	$50.00	8/24/2010 8:26:38 PM
loan-kung-fu	$100.00	$100.00	8/25/2010 2:57:26 AM
suomynona	$25.00	$25.00	8/25/2010 3:11:32 PM
top-courteous-peso	$50.00	$50.00	8/25/2010 3:37:29 PM
zone6	$100.00	$100.00	8/25/2010 5:38:55 PM
SolarMoonshine	$25.00	$25.00	8/25/2010 3:42:25 PM
reflective-rupee	$50.00	$50.00	8/25/2010 8:38:00 PM
loan-kung-fu	$415.67	$211.94	8/25/2010 9:32:32 PM
Kash2010lu	$25.00	$25.00	8/26/2010 7:51:45 AM
Leshan	$33.33	$33.33	8/26/2010 7:46:50 AM
gold-cluster	$100.00	$100.00	8/26/2010 8:24:27 AM
Bob450	$25.00	$25.00	8/26/2010 9:53:44 AM
ice518	$32.84	$32.84	8/26/2010 11:28:24 AM
SouthernRemarketing	$25.00	$25.00	8/26/2010 12:30:28 PM
Nerdster1	$25.01	$25.01	8/26/2010 2:11:30 PM
35 bids
Borrower Payment Dependent Notes Series 472387
This series of Notes was issued and sold upon the funding of the borrower loan #44246, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Aug-20-2010
				Auction end date:	Aug-25-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 41.36%	Final monthly payment:	$45.24

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1985	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	3y 1m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,285	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	101%
		Homeownership:	No
Screen name:	BFWoman	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase home computer
Purpose of loan:
Loan will be used to purchase a computer so that I can work at home while recuperating from surgery.? If I can work from home, I will receive my full salary while I'm on medical leave.

My financial situation:
I am a good candidate for this loan because I just got a $5000/year raise at work.?I also pay all my bills on time and I'm not behind on any payments.

Monthly net income: $ 2656

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 25
??Car expenses: $ 0
??Utilities: $?0
??Phone, cable, internet: $ 210
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $?500
??Other expenses: $ 150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: put that total in the Q&A box for all of us lazy lenders to see. make it EZ on our arithmetic. good luck - Tono
A: Monthly expenses = $1795 (Aug-23-2010)
Q: Seems we're using different arithmetic. Also, why was your recent funded loan withdrawn? thank you - Tono
A: I withdrew my funded loan because I was able to borrow the money from my daughter - interest free. (Aug-24-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	8/20/2010 2:46:35 PM
helping-out	$35.00	$35.00	8/20/2010 2:51:52 PM
USNavyVet	$25.00	$25.00	8/21/2010 1:09:18 AM
penny-sergeant	$25.00	$25.00	8/21/2010 12:37:42 AM
zone8	$100.00	$100.00	8/21/2010 2:04:00 PM
enthusiastic-balance5	$100.00	$100.00	8/21/2010 3:08:50 PM
worthy-bid8	$25.00	$25.00	8/22/2010 6:09:16 PM
simplelender80	$100.00	$100.00	8/22/2010 8:30:27 PM
JustMee	$25.00	$25.00	8/25/2010 1:03:13 PM
siafu_kali	$25.00	$25.00	8/25/2010 4:22:40 PM
tech310	$25.00	$25.00	8/25/2010 3:42:52 PM
larrybird	$100.00	$100.00	8/25/2010 3:43:05 PM
birddogsb	$50.00	$50.00	8/20/2010 2:51:23 PM
108lender	$25.00	$25.00	8/20/2010 3:58:49 PM
Diamond_Jim	$25.00	$25.00	8/21/2010 2:35:44 AM
cablenews	$25.00	$25.00	8/21/2010 2:04:04 PM
ryan23	$25.00	$25.00	8/21/2010 2:19:11 PM
Math_Physics	$25.00	$25.00	8/21/2010 4:11:41 PM
Artist_Blue	$25.00	$25.00	8/22/2010 8:30:16 PM
order-bee1	$25.00	$25.00	8/22/2010 10:51:15 PM
Tono	$30.00	$30.00	8/23/2010 5:24:31 PM
investment-forte	$34.47	$34.47	8/23/2010 6:23:54 PM
diplomatic-wealth7	$25.00	$25.00	8/24/2010 3:10:19 PM
AlexTrep	$25.00	$25.00	8/25/2010 11:22:53 AM
red-favorable-basis	$25.00	$25.00	8/25/2010 3:29:16 PM
orange-dollar-guild	$25.00	$25.00	8/25/2010 3:42:24 PM
kegs	$100.00	$0.53	8/25/2010 3:43:24 PM
27 bids
Borrower Payment Dependent Notes Series 472463
This series of Notes was issued and sold upon the funding of the borrower loan #44251, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,800.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%	Auction start date:	Aug-25-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$91.87
Final lender yield:	9.80%	Final borrower rate/APR:	10.80% / 12.92%	Final monthly payment:	$91.40

Auction yield range:	3.89% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-1993	Debt/Income ratio:	15%
Credit score:	760-779 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,590	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	48%
		Homeownership:	Yes
Screen name:	rate-oracle	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off a hi int credit card
Purpose of loan:
This loan will be used to? pay off a high interest credit card

My financial situation:
I am a good candidate for this loan because? at last report last month my credit score is 687.? the card is just one that i am being hosed on on interest.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

RandyL3	$25.00	$25.00	8/25/2010 3:28:35 PM
entertaining-greenback2	$32.06	$32.06	8/25/2010 6:21:57 PM
Furryone	$25.00	$25.00	8/25/2010 7:32:17 PM
tedi-tif	$50.00	$50.00	8/26/2010 9:44:03 AM
IPlayOutsideTheBox	$25.00	$25.00	8/26/2010 6:38:48 AM
socal-lender	$25.00	$25.00	8/26/2010 11:20:29 AM
JedClampett	$75.00	$75.00	8/26/2010 8:33:45 AM
HT3	$25.00	$25.00	8/26/2010 12:11:56 PM
wwwUniversal	$25.00	$25.00	8/26/2010 3:09:37 PM
gustavholstopus32	$25.00	$25.00	8/27/2010 1:20:31 PM
KU83	$25.00	$25.00	8/28/2010 9:15:10 AM
fair_rates	$25.00	$25.00	8/27/2010 10:25:51 PM
dn0pes	$26.46	$26.46	8/27/2010 9:56:39 PM
spiff666	$25.00	$25.00	8/28/2010 4:40:18 PM
turbospeed	$25.00	$25.00	8/28/2010 7:32:18 AM
lender08	$50.00	$50.00	8/28/2010 11:31:30 AM
JCMDD	$25.00	$25.00	8/28/2010 6:34:09 PM
organic-commerce2	$25.00	$25.00	8/29/2010 10:08:47 AM
PalmerTheEmbalmer	$25.00	$25.00	8/29/2010 11:38:03 PM
BankofBeth	$25.00	$25.00	8/29/2010 12:19:40 PM
precious-coin3	$25.00	$25.00	8/30/2010 7:06:39 AM
Independenttools	$25.00	$25.00	8/30/2010 11:08:22 AM
n036939	$25.00	$25.00	8/30/2010 3:13:15 PM
jguerrajr	$51.96	$51.96	8/30/2010 4:38:58 PM
wild_carrot	$25.00	$25.00	8/31/2010 1:02:02 AM
RandyL3	$25.00	$25.00	8/30/2010 5:51:26 PM
mordecei	$50.00	$50.00	8/30/2010 5:52:44 PM
samurai2	$25.00	$25.00	8/30/2010 7:55:34 PM
elvisloans	$25.00	$25.00	8/31/2010 6:31:52 AM
Brklyn01	$40.00	$40.00	8/31/2010 6:15:37 AM
mhotchan	$100.00	$100.00	8/31/2010 7:41:38 AM
ray1051	$50.00	$50.00	8/31/2010 5:42:54 AM
gdfp158	$30.00	$30.00	8/31/2010 8:13:46 AM
thegreatstrafe	$25.00	$25.00	8/31/2010 8:23:09 AM
tolerant-dinero2	$25.00	$25.00	8/25/2010 2:11:44 PM
420limo	$48.59	$48.59	8/25/2010 6:12:13 PM
BicyclePostLendingDivision	$41.08	$41.08	8/25/2010 11:27:34 PM
peb44	$25.00	$25.00	8/26/2010 5:11:05 AM
octoberfresh	$25.00	$25.00	8/26/2010 7:54:10 AM
outofoffice	$50.00	$50.00	8/26/2010 1:47:27 PM
llequire1	$33.41	$33.41	8/27/2010 10:19:03 AM
penny-finder	$25.00	$25.00	8/27/2010 10:32:18 AM
ansky127	$26.50	$26.50	8/27/2010 9:26:00 AM
GeorgiaGator	$25.00	$25.00	8/27/2010 6:57:53 PM
interstellar	$50.00	$50.00	8/27/2010 9:56:18 PM
swissbanker	$50.00	$50.00	8/28/2010 8:27:52 AM
JerryB96	$25.00	$25.00	8/28/2010 10:06:32 AM
Kelor99	$25.00	$25.00	8/28/2010 10:46:20 AM
exchange-dreams	$25.00	$25.00	8/28/2010 1:07:47 PM
thankful-nickel2	$25.00	$25.00	8/28/2010 1:23:12 PM
newest-bountiful-basis	$25.00	$25.00	8/29/2010 11:35:04 AM
MoneyTree79	$50.00	$50.00	8/28/2010 6:23:52 PM
ttnk62918	$25.00	$25.00	8/29/2010 11:28:02 AM
availableloan	$25.00	$25.00	8/29/2010 11:30:01 AM
justin323	$25.00	$25.00	8/30/2010 6:15:05 AM
aganippe	$25.00	$25.00	8/29/2010 3:01:45 PM
kgauss	$25.00	$25.00	8/29/2010 8:54:52 PM
rce1964	$25.00	$25.00	8/30/2010 7:16:25 AM
singletrck	$25.00	$25.00	8/30/2010 7:25:13 AM
crw1950	$50.00	$50.00	8/30/2010 10:21:24 AM
hope-hickory	$50.00	$50.00	8/30/2010 10:44:00 AM
ihelpunow	$25.00	$25.00	8/30/2010 11:35:03 AM
crazyinjun	$31.15	$31.15	8/30/2010 12:05:48 PM
rudy510s	$25.00	$25.00	8/30/2010 1:36:30 PM
nimcha	$50.00	$50.00	8/30/2010 1:50:38 PM
gilbrear	$25.00	$25.00	8/30/2010 3:37:25 PM
mcabery	$150.00	$150.00	8/30/2010 2:15:40 PM
EVS	$25.00	$25.00	8/30/2010 2:59:47 PM
justme4now	$25.00	$25.00	8/30/2010 5:14:30 PM
Druidsoft	$25.00	$25.00	8/31/2010 12:46:23 AM
balance-chestnut	$62.50	$62.50	8/30/2010 4:39:50 PM
rockhound84	$25.00	$25.00	8/31/2010 7:53:46 AM
MarcusOcean	$50.00	$50.00	8/30/2010 10:17:51 PM
wonderous-power	$25.00	$25.00	8/31/2010 3:37:20 AM
microfunder	$25.00	$25.00	8/31/2010 7:40:43 AM
ichibon	$200.00	$126.29	8/31/2010 8:28:07 AM
doc1	$100.00	$100.00	8/31/2010 8:22:49 AM
77 bids
Borrower Payment Dependent Notes Series 472909
This series of Notes was issued and sold upon the funding of the borrower loan #44254, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Aug-24-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 32.50%	Starting monthly payment:	$49.31
Final lender yield:	13.15%	Final borrower rate/APR:	14.15% / 18.76%	Final monthly payment:	$41.10

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.09%
Lender servicing fee:	1.00%	Estimated return:	2.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1992	Debt/Income ratio:	71%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 13	Length of status:	15y 11m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,596	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	43%
		Homeownership:	Yes
Screen name:	handy-deal4	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my credit cards
Purpose of loan:
This loan will be used to? pay down my credit cards

My financial situation:
I am a good candidate for this loan because? I pay my bills on time, and have no bad debt. I have owned my own house for 6 years.

Monthly net income: $ 28000 after taxes this does not include my husbands income

Monthly expenses: $
??Housing: $ 1096
??Insurance: $ 130
??Car expenses: $ 300
??Utilities: $ 260
??Phone, cable, internet: $ 250
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

freedom3	$1,000.00	$1,000.00	8/28/2010 11:54:01 PM
brightest-dignified-penny	$25.00	$25.00	8/31/2010 10:29:14 AM
Druidsoft	$25.00	$25.00	8/31/2010 12:43:30 AM
rockhound84	$25.00	$25.00	8/31/2010 7:54:46 AM
astra-lender	$50.00	$50.00	8/30/2010 3:20:24 PM
ralf206	$25.00	$25.00	8/30/2010 7:03:23 PM
FundMaker	$25.00	$25.00	8/31/2010 8:35:23 AM
zztopdog	$25.00	$25.00	8/31/2010 12:22:14 PM
8 bids
Borrower Payment Dependent Notes Series 472911
This series of Notes was issued and sold upon the funding of the borrower loan #44226, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Aug-25-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94
Final lender yield:	33.00%	Final borrower rate/APR:	34.00% / 37.70%	Final monthly payment:	$178.69

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.25%
Lender servicing fee:	1.00%	Estimated return:	12.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-2005	Debt/Income ratio:	25%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	2y 5m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	6	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	Thyui	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	49 ( 100% )	660-679 (Latest)
Principal borrowed:	$13,400.00	< 31 days late:	0 ( 0% )	640-659 (Jan-2008) 680-699 (May-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	49
Description
Paying off credit cards
Purpose of Loan
I'm apply for a debt consolidation of $4000. It's much easier to pay one spot then multiple and i have some money coming in to pay off a big chunk. As you can see from my previous loans i have paid them off. But things came up and i had to use credit cards again but i DO pay them off which is proven.

A Little About Me
I'm currently working part time at Walgreens. Also have been working on online internet marketing for 8 months and have successfully been able to get my income to $1000 a month.
Plan of Action
Use 75% of my paychecks to pay off this loan.
WHY CHOOSE ME? (100% EASY INVESTMENT)
1. I have a job that can cover the loan.
2. I have borrowed over $13,000 from Prosper. They have both been paid off
3. I have a 100% 49/49 SUCCESSFUL ONTIME payments to prosper. This should give me a huge amount of trust.
Financial Situation
I'm currently working 3 days a week which amounts to $240 a week or $960 a month.Bills
Phone Bill $50
Internet Bill $50
Rest goes to Prosper Loan
Should be able to pay this loan off in a few months Please help a part time student part time job get rid of the last of his debt.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Bank Card utilization shows 0. What credit cards and interest are you paying off? - RecoveryLender
A: While i was paying off the credit cards i had other money that i owed to people that racked up. So I'm trying to pay them off now while maintaining no credit cards. (Aug-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$200.00	$200.00	8/25/2010 2:20:07 PM
frugalinvestor20	$25.00	$25.00	8/25/2010 2:25:55 PM
investment-thinker4	$25.00	$25.00	8/25/2010 3:58:08 PM
green-rapid-openness	$50.00	$50.00	8/25/2010 6:28:22 PM
yield-lion2	$30.00	$30.00	8/25/2010 6:31:20 PM
joyful-power9	$25.00	$25.00	8/25/2010 9:42:03 PM
lucrative-loan	$46.48	$46.48	8/26/2010 2:44:50 AM
Skeptical-one	$50.00	$50.00	8/26/2010 8:49:38 AM
good4loan	$50.00	$50.00	8/26/2010 3:09:23 PM
Aberdeen	$400.00	$400.00	8/26/2010 11:00:37 PM
Skeptical-one	$30.00	$30.00	8/27/2010 9:17:04 AM
COCHINOBOY	$25.00	$25.00	8/27/2010 10:36:08 AM
return-grizzly	$100.00	$100.00	8/26/2010 10:57:40 PM
icanhasloanz	$25.00	$25.00	8/27/2010 11:48:38 AM
fabulous-community4	$50.00	$50.00	8/27/2010 6:02:39 AM
Iceman1347	$25.00	$25.00	8/27/2010 8:18:10 AM
five-star-note	$100.00	$100.00	8/27/2010 9:57:57 AM
first-serene-credit	$25.00	$25.00	8/27/2010 1:35:00 PM
autonomous-truth	$50.00	$50.00	8/27/2010 5:44:31 PM
pietro_torna_indietro	$25.00	$25.00	8/28/2010 9:58:43 PM
YoungTaxMan	$25.00	$25.00	8/29/2010 7:20:39 AM
jbloans	$45.00	$45.00	8/29/2010 8:44:51 PM
dynrep	$50.00	$50.00	8/29/2010 12:55:57 PM
nfx	$50.00	$50.00	8/30/2010 7:47:55 AM
atrevete	$34.55	$34.55	8/29/2010 10:52:52 PM
verticalhorizon	$25.75	$25.75	8/30/2010 5:04:37 AM
Catz_aplenty	$25.00	$25.00	8/30/2010 9:45:22 AM
attractive-rate	$25.00	$25.00	8/30/2010 10:48:06 AM
reflective-rupee	$25.00	$25.00	8/30/2010 11:28:02 AM
WonByOne	$25.00	$25.00	8/30/2010 11:50:19 AM
gold-cluster	$100.00	$100.00	8/30/2010 1:29:53 PM
on_your_side	$25.00	$3.56	8/30/2010 1:43:09 PM
AlexTrep	$25.00	$25.00	8/30/2010 1:31:26 PM
Lender-Trader	$32.00	$32.00	8/30/2010 9:59:17 PM
snm2001	$25.00	$25.00	8/30/2010 6:04:16 PM
astro128	$31.39	$31.39	8/31/2010 11:03:16 AM
jpollar	$25.00	$25.00	8/31/2010 6:37:00 AM
wlm3012	$25.00	$25.00	8/31/2010 9:19:35 AM
UCLA4life	$50.00	$50.00	8/25/2010 2:09:03 PM
investment-daydream	$25.00	$25.00	8/25/2010 2:17:59 PM
alexgalt	$100.00	$100.00	8/25/2010 2:24:41 PM
MoneyForNothing	$53.00	$53.00	8/25/2010 3:01:23 PM
enthusiastic-balance5	$50.00	$50.00	8/25/2010 3:44:32 PM
SFBank	$300.00	$300.00	8/25/2010 4:50:43 PM
Kash2010lu	$50.00	$50.00	8/25/2010 7:47:40 PM
green-rapid-openness	$50.00	$50.00	8/25/2010 6:28:55 PM
fabulous-community4	$50.00	$50.00	8/25/2010 6:31:19 PM
SolarMoonshine	$25.00	$25.00	8/26/2010 10:12:19 AM
loanman2007	$50.00	$50.00	8/26/2010 9:43:11 AM
well-mannered-income3	$25.00	$25.00	8/26/2010 3:02:06 PM
Skeptical-one	$30.00	$30.00	8/27/2010 8:41:25 AM
BrighterSuns	$25.00	$25.00	8/27/2010 9:49:08 PM
MasterMind5	$25.00	$25.00	8/27/2010 9:18:23 PM
loss-of-control	$25.00	$25.00	8/28/2010 3:51:13 PM
chameleon125	$125.00	$125.00	8/28/2010 6:02:19 PM
Jerrys1951	$35.00	$35.00	8/29/2010 6:57:47 AM
ustfu	$25.00	$25.00	8/28/2010 11:40:05 PM
transaction-mechanic4	$50.00	$50.00	8/29/2010 7:13:25 AM
econgineer	$25.00	$25.00	8/29/2010 10:47:21 AM
dws2380	$25.00	$25.00	8/29/2010 8:43:50 PM
Bob450	$30.00	$30.00	8/29/2010 4:40:56 PM
CoolPlexer	$25.00	$25.00	8/29/2010 5:51:06 PM
cashhelp	$25.00	$25.00	8/29/2010 11:10:20 PM
ore-dojo	$25.00	$25.00	8/30/2010 10:30:43 AM
convergentthinker	$25.00	$25.00	8/30/2010 7:53:45 AM
LittleMingo	$25.00	$25.00	8/30/2010 9:41:10 AM
Hummer-Guy	$25.00	$25.00	8/30/2010 10:57:16 AM
jhouman	$25.00	$25.00	8/30/2010 1:43:40 PM
dough-rocket	$50.00	$50.00	8/30/2010 2:43:57 PM
Gregger	$25.00	$25.00	8/30/2010 12:15:35 PM
Moe87	$50.00	$50.00	8/30/2010 3:00:22 PM
astra-lender	$50.00	$50.00	8/30/2010 3:27:03 PM
mrxtravis	$31.27	$31.27	8/31/2010 1:37:41 AM
mikeandcat	$50.00	$50.00	8/31/2010 5:17:17 AM
Starfin-Capital-Management	$100.00	$100.00	8/31/2010 6:39:19 AM
samurai2	$25.00	$25.00	8/30/2010 7:59:06 PM
mrxtravis	$50.00	$50.00	8/31/2010 10:44:24 AM
atomantic	$42.00	$42.00	8/31/2010 11:04:54 AM
mikeandcat	$50.00	$50.00	8/31/2010 11:17:11 AM
skaught	$25.00	$25.00	8/31/2010 9:08:35 AM
thankful-nickel2	$25.00	$25.00	8/31/2010 7:24:38 AM
a_falk22	$25.00	$25.00	8/31/2010 8:17:23 AM
nerlands	$25.00	$25.00	8/31/2010 9:37:28 AM
83 bids
Borrower Payment Dependent Notes Series 472977
This series of Notes was issued and sold upon the funding of the borrower loan #44229, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Aug-25-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$157.04
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$157.04

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1994	Debt/Income ratio:	44%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 10	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$71,622	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	greenback-tiramisu	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CC promo ending--need to payoff bal
Purpose of loan:
Credit card promotion is expiring.? We have majority of balance, but need the add'l amount requested to payoff.? If we don't payoff, the accrued interest will be added to the balance.
My financial situation:
My wife and I have stable jobs.? I have been employed for almost 3yrs by the same company.? My wife has been employed for over 5yrs by the same company.? We are also proud home owners for over 7yrs.

Monthly net income: $9,055

Monthly expenses: $6,911
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain your $71k in revolving balances and how much is your total credit card line which is basically maxed out at 97%. I don't really see what a $3,500 loan is going to do to help with your very extreme $71k revolving balances. - nfx
A: $10k of the $71k is to Home Depot. We did one of those promos where we deferred payment. The promotion is coming up and we need to payoff the CC or we will be assessed the accrued interest. $3,500 is to just cover the difference we don't have. In other words, we have $6,500 and need the add'l $3,500. (Aug-30-2010)
Q: How did you accumulate the $61k in revolving debt that is not Home Depot? - dynrep
A: I would say bad spending habit--living beyond our means. We have since closed all our CCs except for a couple. We are slowly, but surely paying off our debt. (Aug-30-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$100.00	$100.00	8/25/2010 2:19:17 PM
reflective-rupee	$25.00	$25.00	8/25/2010 2:26:56 PM
principal-mermaid	$151.79	$151.79	8/25/2010 2:54:10 PM
principal-mermaid	$68.77	$68.77	8/25/2010 2:50:15 PM
personal-lender	$25.00	$25.00	8/25/2010 5:47:21 PM
contract-happiness1	$25.00	$25.00	8/26/2010 9:38:50 AM
kidsskipp	$50.00	$50.00	8/26/2010 5:22:13 AM
ommcd	$25.00	$25.00	8/26/2010 3:21:12 PM
Skeptical-one	$75.00	$75.00	8/27/2010 8:09:37 AM
diplomatic-wealth7	$25.00	$25.00	8/28/2010 10:25:49 AM
extraordinary-interest1	$50.00	$50.00	8/28/2010 4:21:58 PM
extraordinary-transaction	$50.00	$50.00	8/29/2010 12:04:42 PM
bountiful-durability	$100.00	$100.00	8/28/2010 10:56:18 PM
j-lender	$50.00	$50.00	8/29/2010 8:42:54 PM
AlexTrep	$25.00	$25.00	8/29/2010 11:05:35 PM
larrybird	$100.00	$100.00	8/30/2010 5:11:00 AM
miked8303	$25.00	$25.00	8/30/2010 7:42:38 AM
shur	$25.00	$25.00	8/30/2010 5:11:15 AM
logical-loyalty0	$25.00	$25.00	8/30/2010 6:06:00 AM
important-ore	$50.00	$50.00	8/30/2010 11:05:29 AM
payout-detective7	$25.00	$25.00	8/30/2010 11:08:40 AM
kegs	$100.00	$100.00	8/30/2010 10:34:50 AM
moola-wildebeest3	$50.00	$50.00	8/30/2010 10:44:41 AM
credit-vinyl	$25.00	$25.00	8/30/2010 10:36:40 AM
helping-out	$30.00	$30.00	8/30/2010 11:37:43 AM
fairness-kayak	$25.00	$25.00	8/30/2010 11:03:50 AM
tjone69	$25.00	$25.00	8/30/2010 11:41:52 AM
life-is-great	$50.00	$50.00	8/30/2010 11:49:35 AM
sweetlan	$25.00	$25.00	8/30/2010 11:05:12 AM
prophetofomaha	$50.00	$50.00	8/30/2010 11:05:48 AM
consomedia	$50.00	$50.00	8/30/2010 1:30:50 PM
lucrative-dollar	$50.00	$50.00	8/30/2010 1:49:17 PM
enthralling-deal180	$25.00	$25.00	8/30/2010 1:58:27 PM
loyalist1	$25.00	$25.00	8/30/2010 11:38:16 AM
wowlender	$25.00	$25.00	8/30/2010 12:55:55 PM
senorzookeeper	$25.00	$25.00	8/30/2010 1:48:55 PM
red-favorable-basis	$25.00	$25.00	8/30/2010 2:51:01 PM
dudebrah	$25.00	$25.00	8/30/2010 3:42:49 PM
wonder3	$25.00	$25.00	8/30/2010 6:10:00 PM
Picopie	$50.00	$50.00	8/30/2010 9:57:22 PM
niq4soccer	$25.00	$25.00	8/30/2010 10:00:44 PM
MGOT-Ken	$25.00	$25.00	8/30/2010 6:47:10 PM
Whipster	$25.00	$25.00	8/30/2010 6:54:39 PM
jpollar	$25.00	$25.00	8/31/2010 6:44:03 AM
new-social-economist	$50.00	$50.00	8/30/2010 7:00:41 PM
kind-bill-supporter	$50.00	$50.00	8/30/2010 10:00:29 PM
ElbowToast	$25.00	$17.73	8/30/2010 10:00:46 PM
harmonious-revenue7	$50.00	$50.00	8/30/2010 9:59:47 PM
cashhelp	$25.00	$25.00	8/30/2010 10:05:37 PM
shellstar	$25.00	$25.00	8/31/2010 9:50:51 AM
zipemdown	$50.00	$50.00	8/25/2010 2:10:32 PM
bid-czar8	$50.00	$50.00	8/25/2010 2:24:44 PM
EBITDA	$25.00	$25.00	8/25/2010 2:25:27 PM
reward-adventure	$30.00	$30.00	8/25/2010 3:46:21 PM
principal-mermaid	$57.64	$57.64	8/26/2010 6:19:11 AM
108lender	$25.00	$25.00	8/26/2010 2:35:18 PM
Skeptical-one	$25.00	$25.00	8/27/2010 8:09:12 AM
sfmf	$25.00	$25.00	8/27/2010 1:03:23 PM
bchen78875	$25.00	$25.00	8/27/2010 10:01:38 PM
Land_on_your_feet	$25.00	$25.00	8/28/2010 5:50:42 AM
hope-eagle6	$25.00	$25.00	8/28/2010 7:01:59 AM
on_your_side	$25.00	$25.00	8/28/2010 11:45:58 AM
kulender	$50.00	$50.00	8/29/2010 8:15:37 AM
HiccupinGminor	$34.07	$34.07	8/30/2010 7:16:52 AM
zone8	$50.00	$50.00	8/30/2010 11:11:32 AM
HelpfulLender1	$25.00	$25.00	8/30/2010 11:04:15 AM
tech310	$25.00	$25.00	8/30/2010 11:04:39 AM
teller	$25.00	$25.00	8/30/2010 11:10:57 AM
handshake5	$25.00	$25.00	8/30/2010 11:56:56 AM
kahn42	$50.00	$50.00	8/30/2010 1:49:40 PM
moola-monger9	$50.00	$50.00	8/30/2010 1:50:22 PM
shrewd-peace7	$50.00	$50.00	8/30/2010 5:31:55 PM
mistifilio	$25.00	$25.00	8/30/2010 9:05:06 PM
squarebob	$25.00	$25.00	8/30/2010 9:59:32 PM
BeanCownter	$100.00	$100.00	8/30/2010 9:59:42 PM
kain11286	$50.00	$50.00	8/30/2010 9:59:51 PM
the-silver-blaster	$35.00	$35.00	8/30/2010 9:59:44 PM
lamsabuy	$100.00	$100.00	8/30/2010 10:00:33 PM
orange-dollar-guild	$25.00	$25.00	8/30/2010 9:58:56 PM
reward-planetarium	$100.00	$100.00	8/30/2010 10:00:30 PM
Starfin-Capital-Management	$150.00	$150.00	8/31/2010 6:44:43 AM
81 bids
Borrower Payment Dependent Notes Series 473275
This series of Notes was issued and sold upon the funding of the borrower loan #44237, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,286.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Aug-26-2010
				Auction end date:	Aug-27-2010

Starting lender yield:	12.65%	Starting borrower rate/APR:	13.65% / 15.80%	Starting monthly payment:	$111.75
Final lender yield:	12.65%	Final borrower rate/APR:	13.65% / 15.80%	Final monthly payment:	$111.75

Auction yield range:	5.89% - 12.65%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1998	Debt/Income ratio:	20%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	10y 2m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,375	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	37%
		Homeownership:	Yes
Screen name:	Gtyme	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	45 ( 83% )	720-739 (Latest)
Principal borrowed:	$6,530.00	< 31 days late:	9 ( 17% )	700-719 (May-2010) 680-699 (Jul-2009) 600-619 (Nov-2007) 620-639 (May-2007)
Principal balance:	$796.81	31+ days late:	0 ( 0% )
Total payments billed:	54
Description
Seeking Lower Balence
Purpose of loan:
The purpose of this loan is to pay off another loan faster....Please see my history I've been a excellent borrower in the past

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Weaverville	$25.00	$25.00	8/26/2010 2:52:51 PM
kegs	$150.00	$150.00	8/26/2010 2:58:46 PM
loan-wasp	$50.00	$50.00	8/26/2010 2:58:50 PM
Goodlender42	$25.00	$25.00	8/26/2010 2:58:54 PM
ichibon	$150.00	$150.00	8/26/2010 2:59:02 PM
socrates520	$50.00	$50.00	8/26/2010 2:59:12 PM
enthralling-deal180	$100.00	$100.00	8/26/2010 2:59:54 PM
Kaj	$30.00	$30.00	8/26/2010 3:03:52 PM
Fiimg	$50.00	$50.00	8/26/2010 3:08:03 PM
tech310	$100.00	$100.00	8/26/2010 2:53:36 PM
ray1051	$25.00	$25.00	8/26/2010 2:57:03 PM
studious-bonus7	$100.00	$100.00	8/26/2010 2:57:09 PM
GElender	$50.00	$50.00	8/26/2010 2:55:28 PM
j2ee	$25.00	$25.00	8/26/2010 3:00:33 PM
jazzlender	$25.00	$25.00	8/26/2010 3:00:47 PM
bountiful-durability	$100.00	$100.00	8/26/2010 3:03:26 PM
on_your_side	$25.00	$25.00	8/26/2010 3:03:41 PM
shur	$25.00	$25.00	8/26/2010 3:03:35 PM
dnathe4th	$50.00	$50.00	8/26/2010 3:03:47 PM
larrybird	$100.00	$100.00	8/26/2010 3:06:47 PM
RationalWorld	$25.00	$25.00	8/26/2010 4:46:33 PM
penny-chooser	$25.00	$25.00	8/26/2010 3:11:05 PM
egw	$25.00	$25.00	8/26/2010 5:16:27 PM
lagnisiruk	$25.00	$25.00	8/26/2010 3:21:07 PM
tranquil-return4	$25.00	$25.00	8/26/2010 4:11:59 PM
greeninspirit	$25.00	$25.00	8/27/2010 5:10:55 AM
Sol_Invictus	$25.00	$25.00	8/26/2010 5:54:56 PM
luckyldy	$35.00	$35.00	8/27/2010 5:10:50 AM
E_G	$50.00	$50.00	8/27/2010 5:10:56 AM
colospgs	$25.00	$25.00	8/27/2010 3:05:29 AM
cablenews	$50.00	$50.00	8/27/2010 5:10:54 AM
Favish	$50.00	$50.00	8/27/2010 5:11:01 AM
DeutscheBank	$25.00	$25.00	8/27/2010 6:47:44 AM
joyful-power9	$50.00	$50.00	8/27/2010 7:11:01 AM
Chesterite	$50.00	$50.00	8/27/2010 11:28:29 AM
dcap3	$68.94	$68.94	8/26/2010 2:56:23 PM
bid-czar8	$50.00	$50.00	8/26/2010 2:59:25 PM
pnace	$35.00	$35.00	8/26/2010 2:59:38 PM
rescue	$50.00	$50.00	8/26/2010 2:54:52 PM
simplelender80	$250.00	$250.00	8/26/2010 2:57:18 PM
liederhaus	$50.00	$50.00	8/26/2010 2:57:27 PM
EvalCrux	$50.00	$50.00	8/26/2010 3:00:20 PM
hitsman	$100.00	$100.00	8/26/2010 2:59:18 PM
authentic-liberty7	$50.00	$50.00	8/26/2010 2:59:43 PM
dreammachine	$50.00	$50.00	8/26/2010 3:00:16 PM
brightest-affluence-motivator	$100.00	$100.00	8/26/2010 3:00:54 PM
wise-dedicated-power	$25.00	$25.00	8/26/2010 3:03:24 PM
enthusiastic-balance5	$50.00	$50.00	8/26/2010 3:07:21 PM
Preteur	$25.00	$25.00	8/26/2010 4:01:17 PM
RandyL3	$25.00	$25.00	8/26/2010 3:05:57 PM
important-ore	$50.00	$50.00	8/26/2010 3:08:48 PM
the-enterprising-leverage	$25.00	$25.00	8/26/2010 3:12:48 PM
Gibbyland	$25.00	$25.00	8/26/2010 5:58:03 PM
jpollar	$25.00	$25.00	8/26/2010 6:30:26 PM
yield-lion2	$30.00	$30.00	8/26/2010 3:26:49 PM
OSERENKUKU	$25.00	$25.00	8/26/2010 11:29:36 PM
tremendous-payment	$25.00	$25.00	8/26/2010 5:16:20 PM
bchen78875	$25.00	$25.00	8/26/2010 6:38:30 PM
diplomatic-wealth7	$50.00	$50.00	8/26/2010 5:58:06 PM
bodascafe	$25.00	$25.00	8/26/2010 6:55:34 PM
bondhedger	$25.00	$25.00	8/27/2010 8:15:29 AM
THREE-POINTS-LENDING	$25.00	$25.00	8/26/2010 8:20:46 PM
fishintime	$25.00	$25.00	8/26/2010 9:00:52 PM
rcc7	$50.00	$50.00	8/27/2010 5:10:52 AM
CAGE-Investments	$25.00	$25.00	8/27/2010 7:10:59 AM
paymentologist	$25.00	$25.00	8/27/2010 5:10:58 AM
auction-workhorse679	$25.00	$25.00	8/27/2010 5:16:33 AM
108lender	$100.00	$12.06	8/27/2010 8:08:48 AM
wwwUniversal	$25.00	$25.00	8/27/2010 9:40:56 AM
69 bids
Borrower Payment Dependent Notes Series 472842
This series of Notes was issued and sold upon the funding of the borrower loan #44249, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,900.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Aug-24-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$219.86
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$219.86

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1986	Debt/Income ratio:	28%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	5y 10m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,389	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	53%
		Homeownership:	No
Screen name:	enriching-market2	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards.
As with many folks out there during these difficult times, I've found myself in a tough situation, granted, not as tough as some, but tough regardless. I've recently lost hours at my fulltime job, and am currently looking for a PT job to fill the void. Unfortunately I should have addressed my mounting credit debt earlier and didn't, and ideally would like to be able to pay it off and consolidate the payments into one lump sum, hence my reason for coming to Prosper. I understand I likely rank low on the scale of folks in need of a helping hand, and would rather have those people helped, but in the event there is a loan out there, I'd greatly appreciate the assistance.

In terms of repayment, despite my high Debt to Income ratio, I do pride myself on paying and paying on time, and unfortunately with respect to my cards as of late, that's only been minimum payments, unfortunately that's basically just the interest, but I do pay above, when funds are available.

Thank you in advance for your consideration, regardless of whether or not I manage to find a loan, it's nice to see that there are folks out there willing to step up and help others in need, I like many others, wish we were in the position to do the same.

Regards.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi: what is your current income, monthly expenses, and how stable is your job with your current hours? Also what are the balances you will paying off using this loan (with interest rates)? Thanks. - courteous-bazaar
A: Hello Current income is $18200.00. Monthly expenses: $265.00 my 1/2 of lease, $53.00 mo. insurance, credit card payments, Misc (Gas, 1/2 cable/electric) $90.00. As far as job stability, generally on a scale of 1-10, I'd rate stability at a 7.5 Bills I'd be "addressing" would be a BOA CC bill that stands at just at $28XX.00 @ 28.24% a Direct Merchants Mastercard w/ a balance of $13XX.00 at 28.99% and several cards that I don't have info handy for at the moment. Thanks for the inquiry. (Aug-30-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bid-czar8	$50.00	$50.00	8/24/2010 3:02:18 PM
bankbuddy55	$30.00	$30.00	8/24/2010 3:05:59 PM
ethicalhumanist	$25.00	$25.00	8/24/2010 2:57:28 PM
zipemdown	$50.00	$50.00	8/24/2010 5:43:51 PM
personal-lender	$25.00	$25.00	8/25/2010 2:01:02 PM
green-rapid-openness	$50.00	$50.00	8/25/2010 6:44:26 PM
green-rapid-openness	$50.00	$50.00	8/25/2010 6:45:24 PM
contract-happiness1	$25.00	$25.00	8/26/2010 9:37:55 AM
zone8	$43.20	$43.20	8/26/2010 3:17:45 PM
108lender	$100.00	$100.00	8/26/2010 6:37:09 PM
order-bee1	$25.00	$25.00	8/26/2010 11:17:07 PM
hellasow	$25.00	$25.00	8/26/2010 5:00:44 PM
shur	$25.00	$25.00	8/26/2010 7:10:53 PM
hope-eagle6	$25.00	$25.00	8/27/2010 11:59:24 AM
logical-loyalty0	$25.00	$25.00	8/27/2010 3:03:20 PM
larrybird	$50.00	$50.00	8/27/2010 3:05:30 PM
payout-detective7	$25.00	$25.00	8/29/2010 12:05:47 PM
bountiful-durability	$100.00	$100.00	8/28/2010 10:56:24 PM
Bob450	$25.00	$25.00	8/29/2010 7:32:40 PM
verdiprr	$100.00	$100.00	8/29/2010 8:11:56 AM
AlexTrep	$25.00	$25.00	8/29/2010 12:03:30 PM
miked8303	$25.00	$25.00	8/30/2010 7:42:27 AM
Sudoku	$100.00	$100.00	8/30/2010 10:06:19 AM
lendstats_com	$200.00	$200.00	8/30/2010 12:51:53 PM
cashhelp	$25.00	$25.00	8/30/2010 11:25:37 AM
sensational-peace6	$25.00	$25.00	8/30/2010 2:40:37 PM
druidpoet	$25.00	$25.00	8/30/2010 3:23:21 PM
Starfin300	$33.36	$33.36	8/30/2010 1:50:42 PM
congardner1	$25.00	$25.00	8/31/2010 5:17:50 AM
Leshan	$33.33	$33.33	8/31/2010 7:07:20 AM
bold-direct-asset	$25.00	$25.00	8/31/2010 10:41:40 AM
oracle3	$50.00	$50.00	8/31/2010 10:42:03 AM
Lubava	$50.00	$50.00	8/31/2010 5:30:48 AM
Sudoku	$111.71	$111.71	8/31/2010 6:59:44 AM
YoungTaxMan	$25.00	$25.00	8/31/2010 1:22:20 PM
EBITDA	$25.00	$25.00	8/24/2010 3:03:04 PM
simplelender80	$100.00	$100.00	8/24/2010 3:03:14 PM
reflective-rupee	$25.00	$25.00	8/24/2010 3:04:16 PM
balance-handshake7	$25.00	$25.00	8/24/2010 3:17:53 PM
reward-adventure	$30.00	$30.00	8/25/2010 12:26:22 PM
ommcd	$25.00	$25.00	8/25/2010 3:45:25 PM
CashFlow13	$1,000.00	$1,000.00	8/25/2010 5:35:18 PM
extraordinary-interest1	$50.00	$50.00	8/25/2010 3:46:10 PM
green-rapid-openness	$50.00	$50.00	8/25/2010 6:44:57 PM
joyful-power9	$25.00	$25.00	8/25/2010 7:24:34 PM
diplomatic-wealth7	$25.00	$25.00	8/26/2010 3:18:36 PM
extraordinary-transaction	$46.48	$46.48	8/26/2010 3:20:45 PM
j-lender	$50.00	$50.00	8/27/2010 8:08:40 AM
abnvette	$25.91	$25.91	8/27/2010 1:21:21 PM
scoobiedoo	$25.00	$25.00	8/27/2010 11:25:24 AM
HiccupinGminor	$50.00	$50.00	8/27/2010 2:50:51 PM
sfmf	$25.00	$25.00	8/27/2010 1:03:21 PM
credit-vinyl	$25.00	$25.00	8/27/2010 4:38:18 PM
bchen78875	$25.00	$25.00	8/27/2010 3:04:01 PM
kegs	$100.00	$100.00	8/28/2010 9:05:42 AM
on_your_side	$25.00	$25.00	8/28/2010 11:45:54 AM
moola-wildebeest3	$28.11	$28.11	8/28/2010 1:05:46 PM
kulender	$50.00	$50.00	8/29/2010 8:03:43 AM
important-ore	$50.00	$50.00	8/29/2010 8:10:39 PM
teller	$25.00	$25.00	8/29/2010 8:43:13 PM
tech310	$25.00	$25.00	8/29/2010 8:52:09 PM
fairness-kayak	$25.00	$25.00	8/29/2010 8:43:00 PM
prophetofomaha	$25.00	$25.00	8/30/2010 3:50:29 AM
supreme-hope	$25.00	$25.00	8/30/2010 10:42:07 AM
jono9999	$25.00	$25.00	8/30/2010 11:03:00 AM
168RichCapital	$25.00	$25.00	8/30/2010 11:08:26 AM
hektek22	$600.00	$600.00	8/30/2010 9:11:28 AM
tjone69	$25.00	$25.00	8/30/2010 10:06:15 AM
trade-elm	$25.00	$25.00	8/30/2010 10:24:06 AM
inspiring-reward	$100.00	$67.90	8/30/2010 10:43:07 AM
kindness-venture1	$25.00	$25.00	8/30/2010 11:38:09 AM
pani5ue	$25.00	$25.00	8/30/2010 2:24:48 PM
Rob1978	$50.00	$50.00	8/30/2010 8:26:28 PM
bright-exchange	$25.00	$25.00	8/30/2010 5:27:40 PM
Phatt-Daddy	$200.00	$200.00	8/31/2010 11:26:41 AM
Starfin-Capital-Management	$75.00	$75.00	8/31/2010 6:29:20 AM
aquistoyraul	$25.00	$25.00	8/31/2010 10:17:20 AM
nfx	$25.00	$25.00	8/31/2010 12:07:17 PM
78 bids
Borrower Payment Dependent Notes Series 472910
This series of Notes was issued and sold upon the funding of the borrower loan #44243, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Aug-24-2010
				Auction end date:	Aug-31-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.67%	Starting monthly payment:	$60.24
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 24.81%	Final monthly payment:	$56.51

Auction yield range:	10.89% - 24.75%	Estimated loss impact:	10.28%
Lender servicing fee:	1.00%	Estimated return:	9.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1996	Debt/Income ratio:	34%
Credit score:	620-639 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	14 / 11	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,010	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	No
Screen name:	jadesw	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2008)
Principal balance:	$1,131.34	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Personal emergency loan
Purpose of loan:
This loan will be used to help pay household and credit card bills immediately.

My financial situation:
I am a good candidate for this loan because I am a resonspible person who always pays the minimum of balances on time, even in hard times.? I have?a couple of employers, and one of them recentley blind-sided me with a huge paycut due to a last minute decision?to restructure the business.? Since I basically started the business for her, she "promises" me she will pay me my deserved bonuses and salary in the months to come.? This is now a huge financial strain because I gave up?a lot of money for?contracted work for this company?in trade for a?consistent?salary, that they took away.? I am currently looking for more substantial work and respectable, loyal employers.??
Fortunately, with my other job/employer, I have already been promoted to a higher paying?position?that will begin?in Janauray 2011, with a proper contract in place.? Unfortunately, this year I had to make a change and end an unhealthly relationship of seven years.? That cost me a lot of unexepected money with the move and?single rent and bills.? I put myself into my work this past year, and that is why I am being promoted with?the other job in January.? I am praying to recieve this loan?to help pay?my?current bills while I find other work.? I pride myself on staying on top of things, and this year (along with this economy) has been a true trial for me.?

Monthly net income: $ 2500-$3000

Monthly expenses: $
??Housing: $ 950
??Insurance: $ 105
??Car expenses: $100
??Utilities: $?150
??Phone, cable, internet: $?150
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 900
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$100.00	$100.00	8/24/2010 2:54:58 PM
healingangel22	$25.00	$25.00	8/24/2010 8:56:20 PM
rf7949	$25.00	$3.37	8/26/2010 5:16:05 AM
william8	$30.00	$30.00	8/26/2010 4:26:44 PM
atomantic	$25.00	$25.00	8/27/2010 3:47:02 PM
exchange-dreams	$25.00	$25.00	8/28/2010 1:06:59 PM
mclean_loaner	$50.00	$50.00	8/29/2010 6:28:45 PM
Galdis	$25.00	$25.00	8/29/2010 9:16:10 AM
nashibaksi	$25.00	$25.00	8/29/2010 4:28:52 PM
JohnQGalt	$25.00	$25.00	8/29/2010 4:40:55 PM
cashhelp	$25.00	$25.00	8/29/2010 5:35:49 PM
cbivitz	$125.00	$125.00	8/31/2010 4:33:05 AM
ronin4sale	$25.00	$25.00	8/31/2010 7:17:30 AM
GS-ROCK	$25.21	$25.21	8/31/2010 8:42:35 AM
markhmn	$50.00	$50.00	8/31/2010 8:46:57 AM
yons88	$25.00	$25.00	8/30/2010 9:03:44 PM
shellstar	$25.00	$25.00	8/31/2010 9:47:48 AM
glenium	$25.00	$25.00	8/31/2010 10:53:53 AM
Leopoldine	$25.32	$25.32	8/31/2010 7:49:39 AM
partyplan	$40.00	$40.00	8/31/2010 5:52:48 AM
fairness-atmosphere	$25.00	$25.00	8/31/2010 9:05:49 AM
enthusiastic-balance5	$50.00	$50.00	8/24/2010 3:16:03 PM
five-star-note	$75.49	$75.49	8/24/2010 11:30:27 PM
good4loan	$25.00	$25.00	8/25/2010 3:15:47 PM
wlm3012	$25.00	$25.00	8/26/2010 2:06:58 PM
stu6703	$32.69	$32.69	8/27/2010 11:32:21 AM
Socorro_Capital_Partners	$25.00	$25.00	8/27/2010 5:50:00 AM
JerryB96	$25.00	$25.00	8/28/2010 10:13:27 AM
hillerod	$25.00	$25.00	8/29/2010 4:27:27 PM
caddy5662	$25.00	$25.00	8/30/2010 9:12:32 AM
Kelor99	$25.00	$25.00	8/30/2010 12:48:19 PM
nurat	$42.92	$42.92	8/30/2010 12:32:44 PM
FinanceEngine	$25.00	$25.00	8/30/2010 2:37:38 PM
dudebrah	$25.00	$25.00	8/30/2010 3:41:25 PM
Madmigel	$25.00	$25.00	8/30/2010 4:09:21 PM
transaction-mechanic4	$25.00	$25.00	8/31/2010 4:18:08 AM
capital-kingdom	$50.00	$50.00	8/31/2010 7:29:13 AM
bluebouyz	$25.00	$25.00	8/30/2010 10:08:58 PM
trade-elm	$25.00	$25.00	8/31/2010 9:10:04 AM
dime-futurist	$25.00	$25.00	8/31/2010 12:11:14 AM
Leshan	$75.00	$75.00	8/31/2010 7:10:01 AM
patriot897	$25.00	$25.00	8/31/2010 8:54:55 AM
Feyenoord	$25.00	$25.00	8/31/2010 8:38:58 AM
Barrayaran	$25.00	$25.00	8/31/2010 10:43:11 AM
44 bids